UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2023

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and Sections 6 through 8 are not applicable and therefore omitted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Clearfield, Inc. (the “Company”) adopted the Clearfield, Inc. 2022 Stock Incentive Plan on January 6, 2023, subject to approval by our shareholders, and then amended the 2022 Stock Incentive Plan on January 23, 2023 clarify that stock options may not be surrendered for cash or other equity in the Company without shareholder approval (the 2022 Stock Incentive Plan, as amended, the “2022 Plan”). As described below, at the 2023 Annual Meeting of Shareholders held on February 23, 2023, the Company’s shareholders approved the 2022 Plan. The 2022 Plan is effective on the date of shareholder approval and no further awards may be made under the Clearfield, Inc. Amended and Restated 2007 Stock Compensation Plan (the “Prior Plan”) following the effective date of the 2022 Plan.

The total number of shares of stock reserved and available for distribution under the 2022 Plan is 600,000 shares, plus the number of shares remaining for grant and delivery under the Prior Plan as of the effective date of shareholder approval of the 2022 Plan, plus any shares subject to outstanding awards under the Prior Plan as of the effective date that are forfeited, cancelled or settled for cash.

The material terms of the 2022 Plan are described in “Proposal No. 4 – Approval of the 2022 Stock Compensation Plan” in the Company’s definitive proxy statement on filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2023 and the definitive additional proxy soliciting material filed with the SEC on January 25, 2023, each of which are incorporated herein by reference.

The Compensation Committee of the Board will administer the 2022 Plan. The Compensation Committee has adopted a form of stock option agreement and a form of restricted stock award agreement for use with the 2022 Plan setting forth the standard terms and conditions that apply to grants of these types of awards pursuant to the 2022 Plan, although awards may be granted under the 2022 Plan that deviate from these standard terms and conditions and the Committee may adopt different types of awards under the 2022 Plan.

The foregoing descriptions of the 2022 Plan and the forms of award agreements thereunder are qualified in their entirety by reference to the text of the 2022 Plan and the forms of award agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 23, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 15,212,843 shares of the Company’s common stock outstanding and entitled to vote, 12,155,162 shares, or 79.90%, were present at the Annual Meeting.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.       To elect eight (8) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Vote
Cheryl Beranek	10,142,202	61,981	19,541	1,931,438
Ronald G. Roth	9,633,049	570,967	19,708	1,931,438
Patrick Goepel	9,999,192	38,055	186,477	1,931,438
Roger Harding	10,166,366	37,331	20,027	1,931,438
Charles N. Hayssen	10,085,293	118,168	20,263	1,931,438
Donald R. Hayward	9,168,092	1,034,873	20,759	1,931,438
Walter L. Jones, Jr.	9,838,943	364,060	20,721	1,931,438
Carol A. Wirsbinski	10,153,890	50,087	19,747	1,931,438

2.       To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Vote
8,612,745	1,502,516	108,463	1,931,438

3.       To approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain
9,717,952	23,967	453,195	28,610

4.       To approve the Company’s 2022 Stock Compensation Plan.

For	Against	Abstain	Broker Non-Vote
9,897,699	281,357	44,668	1,931,438

5.       To ratify the appointment of Baker Tilly US, LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2023.

For	Against	Abstain
12,067,755	56,263	31,144

As a result, all nominees identified in Proposal 1 were elected as directors. With respect to Proposal 2, the shareholders approved, on an advisory basis, the compensation paid to our named executive officers. With respect to Proposal 3, the shareholders approved, on an advisory basis, holding future advisory votes on executive compensation every year. Further, shareholders approved each of Proposals 4 and 5.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Clearfield, Inc. 2022 Stock Compensation Plan, as amended through January 23, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 25, 2023)
10.2	Form of Stock Option Agreement under the Clearfield, Inc. 2022 Stock Compensation Plan
10.3	Form of Restricted Stock Award Agreement under the Clearfield, Inc. 2022 Stock Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Dated: February 24, 2023	By:	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer